Exhibit 99.1

For Immediate Release | Global Communications | MetLife, Inc.

Contacts:     For MetLife

Media:	Jillian Palash
(212) 578-1538

Investors:	John Hall
(212) 578-7888

For Brighthouse Financial

Media:	Meghan Lantier
(980) 949-4142

MetLife Board of Directors Approves Spin-Off of Brighthouse Financial

Approval Subject to SEC Declaration of Effectiveness

All State Insurance Regulatory Approvals Granted

Expected Spin-Off Record and Distribution Dates Set

NEW YORK, June 29, 2017 – MetLife, Inc. (NYSE: MET) today announced that its board of directors has approved the spin-off of Brighthouse Financial, subject to the U.S. Securities and Exchange Commission’s (SEC) declaration that the Brighthouse Financial, Inc. Registration Statement on Form 10 is effective. In addition, all necessary state insurance regulatory approvals have been granted.

Subject to the SEC’s timely declaration that Brighthouse Financial’s Registration Statement on Form 10 is effective, the record date will be 5 p.m. New York City time on Wednesday, July 19, 2017, and the distribution date will be 5 p.m. New York City time on Friday, Aug. 4, 2017.

MetLife common shareholders will receive a distribution of one share of Brighthouse Financial common stock for every 11 shares of MetLife common stock they own as of the close of business on the July 19 record date. Following completion of the distribution, the price of shares of MetLife, Inc. common stock on the New York Stock Exchange will reflect the distribution of Brighthouse Financial, Inc. shares, and as a result may be lower than before the distribution.

Prior to completion of the spin-off, MetLife will make an Information Statement containing information about Brighthouse Financial and the spin-off available to MetLife, Inc. common shareholders.

Brighthouse Financial’s Registration Statement on Form 10, including amendments thereto, can be found at www.sec.gov and on the Investor Relations section of www.metlife.com.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

About Brighthouse Financial

Brighthouse Financial is currently an operating segment of MetLife, Inc. (NYSE: MET), and a leading annuity and life insurance provider in the U.S. with approximately 2.8 million insurance policies and annuity contracts in-force. Our mission is to help people achieve financial security by offering essential life insurance and annuity solutions designed to protect what they have earned and ensure it lasts. Learn more at www.brighthousefinancial.com.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”), any Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” Brighthouse Financial Inc.’s Registration Statement on Form 10, as amended, filed with the SEC, and other filings MetLife, Inc. or Brighthouse Financial, Inc. make with the SEC. MetLife, Inc. and Brighthouse Financial, Inc. do not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. or Brighthouse Financial, Inc. later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. or Brighthouse Financial, Inc. make on related subjects in reports to the SEC.